UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 19, 2008

SECURITY BANK CORPORATION

(Exact Name of Registrant as Specified in Charter)

Georgia	000-23261	58-2107916
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4219 Forsyth Road

Macon, Georgia 31210

(Address of Principal Executive Offices, including Zip Code)

(478) 722-6200

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

Security Bank Corporation has applied to participate in the U.S. Treasury Department’s Capital Purchase Program, which was announced on October 14, 2008 as part of the Emergency Economic Stabilization Act of 2008. According to the terms of the Capital Purchase Program, Security Bank Corporation may be eligible to receive a capital investment from the Treasury based on a range between one and three percent of its risk-weighted assets as of September 30, 2008, or approximately $21.8 million to $65.5 million. A summary of the Capital Purchase Program can be found on the Treasury’s website at www.ustreas.gov/initiative/eesa.

In order to be able to participate in the Capital Purchase Program, Security Bank Corporation must be authorized to issue preferred stock. Therefore, Security Bank Corporation intends to hold a special shareholders’ meeting in the fourth quarter to seek approval to amend its amended and restated articles of incorporation to allow for the issuance of preferred stock and to increase the number of authorized shares of common stock.

We have applied to participate in the program to further strengthen our banks’ capital structure and support the customers in our markets. In addition, authorization of the preferred stock will provide the Company with greater flexibility in meeting future capital requirements. The availability of preferred stock will allow the Company to increase its financing alternatives by allowing the Board of Directors to issue several financial instruments that qualify as hybrid securities and receive favorable regulatory capital treatment. The Board of Directors would like to ensure that, particularly during this economic cycle, the Company is well positioned to raise capital if appropriate to support and manage existing operations or growth opportunities.

Additionally, on October 3, 2008, the FDIC temporarily included an increase in the standard maximum deposit insurance amount from $100,000 to $250,000 per depositor through December 31, 2009. Security Bank Corporation will continue to participate in the Treasury’s Temporary Liquidity Guarantee Program, which allows for unlimited deposit insurance coverage on all noninterest bearing transaction accounts through December 31, 2009, and this coverage is in addition to the $250,000 standard maximum deposit insurance amount. This program was announced October 14, 2008 to enhance depositor confidence in the stability of the financial system.

Safe Harbor

This Form 8-K contains forward-looking statements as defined by federal securities laws. Statements contained in this Form 8-K that are not historical facts are forward looking statements. Forward-looking statements may address issues involving significant risks, uncertainties, estimates and assumptions made by management. Security Bank Corporation’s ability to accurately project results or predict the effects of future plans or strategies is inherently limited. Although Security Bank Corporation believes that the expectations and estimates reflected in its forward-looking statements, including statements regarding approval from Treasury for participation in the Capital Purchase Program, and the timing of any special shareholder meeting, are based on reasonable assumptions, actual results and performance could differ materially from those set forth in the forward-looking statements. Please refer to Security Bank Corporation's public filings with the Securities and Exchange Commission for a summary of important factors that could affect Security Bank Corporation's financial results and operations and its forward-looking statements. Security Bank Corporation does not intend to and assumes no responsibility, except as required by law, for updating or revising any forward-looking statements contained in this press release, whether as a result of new information, changes in assumptions, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SECURITY BANK CORPORATION

Dated: November 19, 2008	By:	/s/ James R. McLemore, Jr.
James R. McLemore, Jr. Executive Vice President and Chief Financial Officer

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